Exhibit 10.2

AMENDMENT #1

to

PURCHASE AND SALE AGREEMENT

This Amendment #1 to Purchase and Sale Agreement (“Amendment #1”) is to amend the Purchase and Sale Agreement with an effective date of May 23, 2018 (the “Agreement”) by and between TIMBERLINE RESOURCES CORPORATION, a Delaware corporation (“Purchaser”), with an address of 101 East Lakeside, Coeur d’Alene, ID 83814, and AMERICAS GOLD EXPLORATION, INC., a Nevada corporation (“Seller”), with an address of 8175 South Virginia St., Suite 850, PMB#348, Reno, NV 89511, and is made effective as of June 18, 2018 (the “Amendment Effective Date”).  Purchaser and Seller are referred to herein individually as a “Party” and collectively as the “Parties.”   Reference is made to the Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to each such term in the Agreement.

Recitals

WHEREAS, the Parties are parties to the Agreement; and

WHERAS, AGEI is party to the Elder Creek JV Agreement, with an effective date of April 17, 2018, which includes certain obligations to maintain the option to acquire a 51% interest in the Property (as defined in the Elder Creek JV Agreement), including a payment of $100,000 to McEwen Mining within 30 days of execution of the Elder Creek JV Agreement (the “Initial Payment”); and

WHEREAS, upon executing the Agreement, it was Timberline’s intent to pay the Initial Payment upon closing of the transaction contemplated by the Agreement (the “Transaction”); and

WHEREAS, the TSX Venture Exchange has not yet approved the Transaction and the Transaction has not closed, and, therefore, AGEI has paid the Initial Payment, the Parties desire to amend the Agreement to provide reimbursement to AGEI for the Initial Payment; and

Amendment

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree as follows:

I.  INITIAL PAYMENT REIMBURSEMENT

Reimbursement.  The Parties hereby agree that, upon closing of the Transaction, Timberline will reimburse AGEI $100,000 for the Initial Payment, which shall have been previously paid by AGEI pursuant to the Elder Creek JV Agreement.

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Ratification. The Parties ratify the Agreement as amended by this Amendment #1 and represent that the Agreement and the Elder Creek JV Agreement are in full force and effect.

Further Assurances.  At the request of any Party, the Parties hereto shall take such reasonable actions, and execute and deliver any further instruments, agreements, or documents reasonably requested by any party to effect the purposes of the Agreement, this Amendment #1 and the transactions contemplated thereby.

Counterparts.  A copy of this Amendment #1 may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

Signatories.  Each undersigned representative of a Party to this Amendment #1 certifies that he or she is fully authorized to enter into the terms and conditions of this Amendment #1 and to execute and legally bind such Party to this document.

IN WITNESS WHEREOF, the Parties have executed this Amendment #1 effective as of the date first above written.

PURCHASER TIMBERLINE RESOURCES CORPORATION, a Delaware corporation /s/ Steven A. Osterberg ______________________________________________ By: Steven A. Osterberg Its: President & CEO
SELLER AMERICAS GOLD EXPLORATION, INC., a Nevada corporation /s/ Donald J. McDowell ______________________________________________ By: Donald J. McDowell Its: President & CEO

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